United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2005

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32212 (Commission file Number)	88-0448389 (I.R.S. Employer Identification No.)

1000 Main, Suite 3300, Houston, Texas 77002
(Address of principal executive offices)     (Zip code)

(713) 307-8700
Registrant’s telephone number, including area code

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐   Written communications pursuant to Rule 425 under the Securities Act.

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Endeavour International Corporation

ITEM 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a slide presentation, which the Company expects to present to investors and potential investors in our convertible senior notes during the first quarter of 2005. The slide presentation is incorporated herein by reference.

The information under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

ITEM 8.01. Other Events.

Endeavour International Corporation announced today that it plans to issue approximately $50 million aggregate principal amount of convertible senior notes due 2012 in an offering to qualified institutional buyers pursuant to a private placement exemption under the Securities Act of 1933. Attached hereto as Exhibit 99.2, which is incorporated herein by reference, is a copy of the Company’s press release, dated January 11, 2005, concerning the convertible senior notes.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Convertible senior notes investor presentation to be given in first quarter 2005.

99.2	Press release dated January 11, 2005.

Endeavour International Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

By: /s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer

Date: January 11, 2004

Index to Exhibits

Exhibit
No.	Description
99.1	Convertible senior notes investor presentation to be given in first quarter 2005.

99.2	Press release dated January 11, 2005.